EXHIBIT 99.1

Miller Energy Resources Secures Strategic Leases in Cook Inlet, Alaska

HUNTSVILLE, TN – June 29, 2010. Miller Petroleum, Inc. dba Miller Energy Resources (“Miller”) (NasdaqGM: MILL) a high growth oil and natural gas exploration, production and drilling company announced today that its wholly owned subsidiary, Cook Inlet Energy, LLC (“CIE”) was the successful high bidder on all seven tracts that it pursued at the recent State of Alaska’s Cook Inlet Area-Wide 2010 Oil & Gas Lease Sale. The seven tracts cover an estimated 27,000 acres and were secured at a cost of approximately $900,000 to CIE, with $180,000 due as a bid deposit.  The remaining amount will not be due until the Alaska Department of Natural Resources completes its title review of the leases. A total of 36 tracts were available for lease, but Miller and CIE selectively targeted tracts that completed acreage positions covering prospects acquired in Miller’s purchase of certain assets from Pacific Energy Resources late last year.

“I'm very pleased with the results of the lease sale which strategically adds to our industry leading acreage position in Alaska,” said Scott M. Boruff, Miller CEO. “This additional acreage better positions us to accomplish our planned development activities which have been accelerated as a result of successfully completing the first phase of our development plans in Alaska eight months ahead of schedule.  Our experienced team in Alaska continues to do great work by effectively executing our ambitious business plan, while adding value for our shareholders.”

About Miller

Miller Energy Resources is a high growth oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America.  Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Chattanooga Shale.  Miller is headquartered in Huntsville, Tennessee with offices in Anchorage and Knoxville.  The company’s common stock is listed on the NASDAQ Stock Market under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions.  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources and described in the forward-looking statements.  These risks, uncertainties and other factors include, but are not limited to, adverse general economic conditions, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geologic data, competition, reduced availability of drilling and other well services, fluctuations in oil and gas prices and prices for drilling and other well services, fluctuations in the US dollar and other currencies, the availability of sufficient capital to fund its anticipated growth, fluctuations in the prices of oil and gas, the competitive nature of its business environment, its dependence on a limited number of customers, its ability to comply with environmental regulations, changes in government regulations which could adversely impact its businesses well as other risks commonly associated with the exploration and development of oil and gas properties.  Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller Energy Resources’ reports on file with United States Securities and Exchange Commission.  Miller Energy Resources’ actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov).  All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

Robert L. Gaylor

SVP Investor Relations

Miller Energy Resources

3651 Baker Highway

P.O. Box 130

Huntsville, Tennessee 37756

Phone: (865) 223-6575

Fax: (865) 691-8209

bobby@millerenergyresources.com

Web Site: http://www.millerenergyresources.com